EXHIBIT 32

CERTIFICATION OF EXECUTIVE OFFICERS*

Pursuant to 18 U.S.C. section 1350, each of the undersigned officers of Affinia Group Intermediate Holdings Inc. (the ‘‘Company’’) hereby certifies, to such officer’s knowledge, that the Company’s Annual Report on Form 10-K for the period ended December 31, 2006 (the ‘‘Report’’) fully complies with the requirements of section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/    Terry R. McCormack
Terry R. McCormack
Chief Executive Officer, President, and Director
March 20, 2007

/s/    Thomas H. Madden
Thomas H. Madden
Senior Vice President and Chief Financial Officer
March 20, 2007

*The foregoing certification is being furnished solely pursuant to 18 U.S.C. section 1350 and is not being filed as part of the Report or as a separate disclosure document.